PERSONAL TRADING AND ETHICS POLICIES

I. COMPLIANCE OVERSIGHT OF PERSONAL TRADING AND ETHICS POLICIES

The CCO must evaluate at least annually whether the Adviser and the Funds have adopted and implemented procedures and processes reasonably designed to comply with the Personal Trading and Ethics Policies.

If the CCO determines that any of these policies, procedures and/or processes do not meet this standard, the CCO must notify the relevant entity of the deficiency and request that the entity indicate how it intends to address the deficiency.(1) If the deficiency is not addressed to the CCO's satisfaction within a reasonable time after notification (as determined by the CCO), then the CCO must promptly notify the Board of the deficiency and discuss with the Board possible responses.


II. CODE OF ETHICS

                        SEI OPPORTUNITY MASTER FUND, L.P.
                           SEI OPPORTUNITY FUND, L.P.
                        SEI STRUCTURED CREDIT FUND, L.P.

                                 CODE OF ETHICS


                            Adopted Under Rule 17j-1

While affirming its confidence in the integrity and good faith of all of its officers and trustees, each of SEI Opportunity Master Fund, L.P., SEI Opportunity Fund, L.P., and SEI Structured Credit Fund, L.P. (each a "Fund" collectively, the "Funds"), recognize that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions which may be possessed by certain officers, employees and trustees could place such individuals, if they engage in personal transactions in securities that are eligible for investment by each Fund, in a position where their personal interest may conflict with that of each Fund.

In view of the foregoing and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act"), each Fund has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.




(1) If the CCO determines that the Funds' policies, procedures and/or processes do not meet this standard with respect to the Board, the CCO shall notify the Chairman of the Audit Committee.

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A.   STATEMENT OF GENERAL PRINCIPLES

In recognition of the trust and confidence placed in each Fund by its shareholders, and to give effect to each Fund's goal that its operations should be directed to the benefit of its shareholders, each Fund hereby adopts the following general principles to guide the actions of its trustees, officers and employees:

     (1) The interests of each Fund's shareholders are paramount, and all of each Fund's personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

     (2) All personal transactions in securities by each Fund's personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of each Fund and its shareholders.

     (3) Each Fund's personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to each Fund, or that otherwise bring into question the person's independence or judgment.


B.   DEFINITIONS

     (1)  "Access Person" shall mean

          (i) each trustee or officer of a Fund,

          (ii) each employee of each Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by each Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and

          (iii) any natural person in a control relationship to each Fund who obtains information concerning recommendations made to or by the Fund with respect to the purchase or sale of a security by any Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

          (iv) each trustee, officer or general partner of any principal underwriter for a Fund, but only where such person in the ordinary course either makes, participates in, or obtains information regarding the purchase or sale of securities by a Fund, or whose functions relate to the making of recommendations regarding securities to a Fund; and

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          (v) any natural person in a control relationship with a Fund or any of the Fund's advisers or subadvisers who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.


     (2) "Beneficial ownership" of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself the beneficial owner of any securities in which he has a direct or indirect pecuniary interest. In addition, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

     (3) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting security is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

     (4) "Independent Trustee" means a Trustee of a Fund who is not an "interested person" of that Fund within the meaning of Section 2(a)(19) of the 1940 Act.

     (5) "Initial Public Offering" ("IPO") means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

     (6) "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) in the Securities Act of 1933.

     (7) "Special Purpose Investment Personnel" means each Access Person who, in connection with his or her regular functions (including, where appropriate, attendance at Board meetings and other meetings at which the official business of a Fund is discussed or carried on), obtains contemporaneous information regarding the purchase or sale of a security by a Fund. Special Purpose Investment Personnel shall occupy this status only with respect to those securities as to which he or she obtains such contemporaneous information.

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     (8)  "Purchase or sale of a security"  includes,  among other  things,  the writing of an option to purchase or sell a security.

     (9) "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States or an agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements), and shares of registered open-end mutual funds not organized as unit investment trusts unless advised by SIMC. (Please note that transactions in Exchange Traded Funds that are organized as unit investment trusts and mutual funds advised by SIMC are subject to the reporting and holding requirements of this Code of Ethics).

     (10) A Security "held or to be acquired" by a Fund means (A) any Security which, within the most recent fifteen days, (i) is or has been held by a Fund or (ii) is being or has been considered by a Fund's investment adviser or subadviser for purchase by the Fund; (B) and any option to purchase or sell and any Security convertible into or exchangeable for any Security described in (A) above.

     (11) A Security is "being purchased or sold" by a Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Fund until the time when such program has been fully completed or terminated.


C.   PROHIBITED PURCHASES AND SALES OF SECURITIES

     (1) No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by a Fund:

          (A) employ any device, scheme or artifice to defraud such Fund;

          (B) make to such Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (C) engage in any act, practice or course of business which would operate as a fraud or deceit upon such Fund; or

          (D) engage in any manipulative practice with respect to a Fund.

     (2) No Special Purpose Investment Personnel may purchase or sell, directly or indirectly, any Security as to which such person is a Special Purpose Investment Personnel in which he had (or by reason of such transaction acquires) any Beneficial Ownership at any time within seven calendar days before or after the time that the same (or a related) Security is being purchased or sold by any Fund.

     (3) No Special Purpose Investment Personnel may sell a Security as to which he or she is a Special Purpose Investment Personnel within 60 days of acquiring beneficial ownership of that Security.

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D.   ADDITIONAL RESTRICTIONS AND REQUIREMENTS

     (1) Pre-approval of IPOs and Private Placements - Each Access Person must obtain approval from the Review Officer before acquiring beneficial ownership of any securities offered in connection with an IPO or a Private Placement.

     (2) No Access Person shall accept or receive any gift of more than DE MINIMIS value from any person or entity that does business with or on behalf of a Fund.


E.   REPORTING OBLIGATIONS

     (1)  ANNUAL  HOLDINGS  REPORTS. Each  Access  Person  (other  than a Fund's
     Independent Trustees) must submit a listing of all Securities which the person beneficially owns, as well as a list of all securities accounts. The list must be current as of a date no more than 45 days before the report is submitted.

     (2) QUARTERLY TRANSACTION REPORTS. Each Access Person (other than a Fund's Independent Trustees) shall report all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Reports shall be filed with the Review Officer quarterly. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to an officer designated to receive his or her reports ("Alternate Review
     Officer"), who shall act in all respects in the manner prescribed herein for the Review Officer.

          Every report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          (A) The date of the transaction, the title and the number of shares or the principal amount of each security involved;

          (B) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (C) The price at which the transaction was effected;

          (D) The name of the broker, dealer or bank with or through whom the transaction was effected; and

          (E) The date the report was submitted by the Access Person.

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     (3)  In the event no reportable  transactions occurred  during the quarter, the report should be so noted and returned signed and dated.

     (4) An Independent Trustee shall report transactions in Securities only if the Trustee knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known, that during the 15-day period immediately preceding or following the date of the transaction, such security was purchased or sold, or was being considered for purchase or sale, by a Fund. (The "should have known" standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting a Fund's investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Fund's portfolio holdings, market considerations, or the Fund's investment policies, objectives and restrictions.)

     (5) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

     (6) Each Independent Trustee shall report the name of any publicly-owned company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company's outstanding shares. Such report shall be made promptly after the date on which the Trustee's ownership interest equaled or exceeded 1/2 of 1%.


F.   REVIEW AND ENFORCEMENT

     (1) The Review Officer shall compare all reported personal securities transactions with completed portfolio transactions of a Fund to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

     (2) If the Review Officer determines that a violation of this Code may have occurred, he shall submit his written determination, together with the confidential monthly report and any additional explanatory material provided by the individual, to the Chief Compliance Officer of such Fund, who shall make an independent determination as to whether a violation has occurred.

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     (3)  If  the Chief Compliance Officer finds that a  violation has occurred, he shall impose upon the individual such sanctions as he deems appropriate and shall report the violation and the sanction imposed to the Board of Trustees of such Fund.

     (4) No person shall participate in a determination of whether he has committed a violation of the Code or of the imposition of any sanction against himself. If a securities transaction of the Chief Compliance Officer is under consideration, any Compliance Officer shall act in all respects in the manner prescribed herein for the Chief Compliance Officer.


G.   INVESTMENT ADVISER'S AND PRINCIPAL UNDERWRITER'S CODE OF ETHICS

Each investment adviser and principal underwriter of a Fund shall:

     (1) Submit to the Board of Trustees of such Fund a copy of its code of ethics adopted pursuant to Rule 17j-1;

     (2) Promptly report to the appropriate Fund in writing any material amendments to such code of ethics;

     (3) Promptly furnish to such Fund upon request copies of any reports made pursuant to such Code by any person who is an Access Person as to the Fund; and

     (4) Shall immediately furnish to such Fund all material information regarding any violation of such Code by any person who is an Access Person as to the Fund.


H. ANNUAL WRITTEN REPORT TO THE BOARD

At least once a year, the Chief Compliance Officer will provide the Board of Trustees a WRITTEN report that includes:

     (1) ISSUES ARISING UNDER THE CODE - The Report will describe any issue(s) that arose during the previous year under the Code, including any material Code violations, and any resulting sanction(s).

     (2) CERTIFICATION - The Report will certify to the Board of Trustees that each Fund has adopted measures reasonably necessary to prevent its personnel from violating the Code currently and in the future.


I. RECORDS

Each Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained under the conditions described in Rule 31a-2 under the Investment Company Act and shall be available for examination by representatives of the Securities and Exchange Commission.

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     (1)  A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     (3) A copy of each report made by an officer or trustee pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

     (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

     (5) A copy of each annual report to the Board of Trustees will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

     (6) A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in an IPO or a Private Placement, shall be preserved for at least five years after the end of the fiscal year in which the approval is granted.


J. MISCELLANEOUS

     (1) CONFIDENTIALITY. All reports of securities transactions and any other information filed with a Fund pursuant to this Code shall be treated as confidential.

     (2) INTERPRETATION OF PROVISIONS. The Board of Trustees may from time to time adopt such interpretations of this Code as it deems appropriate.

     (3) PERIODIC REVIEW AND REPORTING. The Chief Compliance Officer shall report to the Board of Trustees at least annually as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code.

Adopted May 20, 2003.

Amended June 6, 2008.